UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2025

NVR, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11700 Plaza America Drive, Suite 500
Reston, Virginia 20190
(Address of principal executive offices) (Zip Code)

(703) 956-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NVR	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a)of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 6, 2025, NVR, Inc. held its Annual Meeting of Shareholders. There were 2,969,005 shares of NVR’s common stock eligible to vote at the Annual Meeting. The following are the matters voted upon at the Annual Meeting and the final results of the votes on such matters:
1. Election of all directors for one-year terms:

	Votes For	Votes Against	Abstentions	Broker Non-votes
Paul C. Saville	2,424,404	133,759	998	162,961
C.E. Andrews	2,318,106	239,639	1,416	162,961
Sallie B. Bailey	2,537,569	20,191	1,401	162,961
Alfred E. Festa	2,203,465	351,489	4,207	162,961
Alexandra A. Jung	2,538,212	19,773	1,176	162,961
Mel Martinez	2,434,588	121,912	2,661	162,961
David A. Preiser	2,385,386	169,575	4,200	162,961
W. Grady Rosier	2,428,711	129,033	1,417	162,961
Susan Williamson Ross	2,461,698	94,806	2,657	162,961

2. Ratification of the appointment of KPMG LLP as Independent Auditor for the year ending December 31, 2025:

Votes For	Votes Against	Abstentions
2,552,145	168,642	1,335

3. Approval, in a non-binding advisory vote, of the compensation of NVR’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-votes
2,420,529	133,907	4,725	162,961

4. Shareholders did not approve a shareholder proposal to provide shareholders with the right to call a special meeting:

Votes For	Votes Against	Abstentions	Broker Non-votes
760,130	1,794,120	4,911	162,961

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.

Date: May 7, 2025	By:	/s/ Daniel D. Malzahn
Daniel D. Malzahn
Senior Vice President, Chief Financial Officer and Treasurer